UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement

Extension and Amendment of Credit Agreement

On May 24, 2018, Cloud Peak Energy Resources LLC (“CPE Resources”), a wholly owned subsidiary of Cloud Peak Energy Inc. (“CPE Inc.”), entered into an Amended and Restated Credit Agreement among CPE Resources, CPE Inc. and certain subsidiaries of CPE Resources as guarantors thereunder, PNC Bank, National Association, as administrative agent and the lenders party thereto (the “Amended Credit Agreement”), that amended and restated in its entirety the Credit Agreement, originally dated as of February 21, 2014, as amended, among CPE Resources, CPE Inc. and the other guarantors party thereto, PNC Bank, National Association, as administrative agent, and a syndicate of lenders (as heretofore amended, the “Credit Agreement”).

The Amended Credit Agreement, among other things, provides for an extension of the term of the facility until May 24, 2021, as described below. The primary modifications to the Credit Agreement implemented by the Amended Credit Agreement are:

•                                                          The new three year term extends maturity of the Amended Credit Agreement from February 21, 2019 to May 24, 2021.

•                                                          Maximum borrowing capacity under the Amended Credit Agreement was reduced to $150 million, from the previous maximum capacity of $400 million.

•                                                          Requires new quarterly financial covenants of (a) a ratio of first lien gross debt under the Amended Credit Agreement, capital leases and the accounts receivable securitization facility (including issued but undrawn letters of credit) to EBITDA (as defined in the Amended Credit Agreement) equal to or less than 1.75 to 1; (b) a ratio of EBITDA less capital expenditures to Fixed Charges (as defined in the Amended Credit Agreement) of not less than 1.15 to 1; and (c) a ratio of funded debt (excluding issued but undrawn letters of credit) less unrestricted cash to EBITDA equal to or less than (i) 4.00 to 1 through June 30, 2019, (ii) 3.50 to 1 from September 30, 2019 to December 31, 2019, (iii) 3.00 to 1 from March 31, 2020 to June 30, 2020 and (iv) 2.50 to 1 from September 30, 2020 to maturity.

•                                                          Revised the minimum liquidity covenant to require minimum liquidity of not less than $100 million as of the last day of each fiscal quarter (reduced from the prior requirement under the Credit Agreement to maintain monthly liquidity of not less than $125 million).

•                                                          Revised various negative covenants and baskets that would apply to, among other things, the incurrence of debt, making investments, asset dispositions and restricted payments.

As disclosed in CPE Inc.’s Form 10-Q for the quarter ended March 31, 2018, there were no borrowings under the Credit Agreement and no undrawn letters of credit outstanding under the Credit Agreement as of March 31, 2018.  If the Amended Credit Agreement were in effect as of March 31, 2018, CPE Resources’ aggregate availability for borrowings under the Credit Agreement, as amended by the Amended Credit Agreement, would have been the full $150 million capacity.  If the Amended Credit Agreement were in effect as of March 31, 2018, CPE Resources would have had total available liquidity of $278 million, which includes cash and cash equivalents and amounts available under both the Amended Credit Agreement and our accounts receivable securitization facility.

A copy of the Amended Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing summary description of the Amended Credit Agreement is qualified in its entirety by reference to the Amended Credit Agreement filed as Exhibit 10.1.

Amendment to Guarantee and Security Agreement

On May 24, 2018, CPE Resources (and its subsidiaries listed on the signature page thereto) and PNC Bank, National Association, as Administrative Agent, entered into the Amended and Restated Guarantee and Security

Agreement (the “Amended Security Agreement”) with respect to the obligations under the Amended Credit Agreement.  The Amended Security Agreement amended and restated in its entirety the security agreement dated as of February 21, 2014.  Pursuant to the Amended Security Agreement, CPE Resources secures its obligations under the Amended Credit Agreement and related agreements through security interests on its assets.  In addition, CPE Inc. and certain subsidiaries of CPE Resources guarantee the obligations of CPE Resources under the Amended Credit Agreement and related agreements, and also secure such obligations through liens on their respective assets, in each case through pledges and other security interests on their assets.

A copy of the Amended Security Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The foregoing summary description of the Amended Security Agreement is qualified in its entirety by reference to the Amended Security Agreement filed as Exhibit 10.2.

Extension of Receivables Securitization Agreement

On May 24, 2018, CPE Resources entered into an agreement extending the term of its accounts receivables securitization program for up to $70 million (the “Receivables Program”) by approximately sixteen months, as described below.

On May 24, 2018, CPE Resources, as servicer, Cloud Peak Energy Receivables LLC, and PNC Bank, National Association, as administrator, purchaser agent and related committed purchaser entered into the First Amendment to the Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Amendment”).  The Receivables Purchase Amendment, among other things, provides for an extension of the term of the Receivables Program from January 23, 2020 until May 24, 2021.

The foregoing description is only a summary and is qualified in its entirety by reference to the Receivables Purchase Amendment, which is filed with this report as Exhibit 10.3 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding our anticipated future liquidity and financial flexibility, including future available capacity under our Amended Credit Agreement and Receivables Purchase Amendment and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. Factors that could adversely affect our future results include, for example, our inability to satisfy the financial and other covenants required under our Amended Credit Agreement and Receivables Purchase Amendment and the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

Item 7.01.                                        Regulation FD Disclosure

On May 24, 2018, CPE Inc. issued a press release announcing the entering into of the Amended Credit

Agreement and the Receivables Purchase Amendment, as described in Item 1.01 of this Form 8-K. The full text of the press release is furnished with this Report as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other Cloud Peak Energy Inc. filings.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed or furnished herewith.

10.1

Amended and Restated Credit Agreement, dated May 24, 2018, between Cloud Peak Energy Resources LLC, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent.

10.2

Amended and Restated Guarantee and Security Agreement, dated May 24, 2018, between Cloud Peak Energy Resources LLC, the guarantors party thereto, and PNC Bank, National Association, as administrative agent.

10.3

First Amendment to the Amended and Restated Receivables Purchase Agreement, dated May 24, 2018, by and between Cloud Peak Energy Resources LLC, Cloud Peak Energy Receivables LLC, PNC Bank, National Association, as administrator, related committed purchaser and purchaser agent.

99.1	Furnished press release of Cloud Peak Energy Inc., dated May 24, 2018, announcing the entering into of the Amended Credit Agreement and the Receivables Purchase Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: May 24, 2018	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel, and Corporate Secretary